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EXHIBIT 10.3



                             THE RYLAND GROUP, INC.
                     2000 NON-EMPLOYEE DIRECTOR EQUITY PLAN


      Section 1.  PURPOSE

      The purpose of The Ryland Group, Inc., 2000 Non-Employee Director Equity Plan (the "Plan") is to advance the interests of the Corporation and its stockholders by encouraging increased Common Stock ownership by members of the Board of Directors.

      Section 2.  DEFINITIONS

      "Board" means the Board of Directors of the Corporation.

      "Committee" means the Compensation Committee of the Board or such other committee of the Board that is designated by the Compensation Committee or the Board from time to time to administer the Plan.

      "Common Stock" means the Common Stock, $1.00 par value, of the Corporation.

      "Corporation" means The Ryland Group, Inc.

      "Employee" means any officer or employee of the Corporation or of its subsidiaries.

      "Market Price" means the last reported sale price of the Common Stock on the New York Stock Exchange; or, if the Common Stock is not listed on the New York Stock Exchange, the closing price on such other exchange on which the Common Stock is traded; or, if quoted on the Nasdaq National Market System or other over-the-counter market, the last reported sales price on the Nasdaq National Market System or other over-the-counter market; or, if the Common Stock is not publicly traded, such price as shall be determined by the Committee to be the fair market value.

      "Non-Employee Director" or "Participant" means a member of the Board who is not at the time also an Employee.

      "Stock Options" mean stock options granted under the Plan which are nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

      Section 3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

      (a) Subject to adjustment as provided in Section 3(b) below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be equal to the



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sum of: (i) 275,000 shares, plus (ii) any shares of Common Stock available for future awards under the 1992 Non-Employee Director Equity Plan as of the date on which the Plan is approved by the stockholders of the Corporation. The Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock, and the Corporation will set aside and reserve for issuance under the Plan said number of shares.

      (b) In the event of any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price below Market Price or similar change affecting the Common Stock, appropriate adjustment shall be made in the maximum number and kind of shares subject to the Plan, outstanding Stock Options and subsequent grants of Stock Options and in the exercise price of outstanding Stock Options.

      Section 4.  ADMINISTRATION OF THE PLAN

      Stock Option grants under the Plan are automatic as provided in Section 6. The Plan is administered by the Committee. The Committee shall have the powers vested in it by the terms of the Plan. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend rules and regulations for the administration of the Plan. Notwithstanding the foregoing, the Committee shall have no discretion with respect to the eligibility or selection of Participants, and the timing or exercise price of Stock Options. Any decisions of the Committee on the administration of the Plan shall be final and conclusive.

      Section 5.  PARTICIPATION IN THE PLAN

      All Non-Employee Directors shall participate in the Plan.

      Section 6.  DETERMINATION OF STOCK OPTIONS

      Each Stock Option granted under the Plan shall be evidenced by a written instrument in such form as the Committee may approve and shall be subject to the following terms and conditions:

      (a) On December 31, 2000, and on each December 31 thereafter during the term of the Plan, each Non-Employee Director first elected to the Board during the calendar year that includes such date shall receive an option to purchase 10,000 shares of Common Stock and each other Non-Employee Director on such date shall receive an option to purchase 5,000 shares of Common Stock.

      (b) The purchase price for the Common Stock subject to Stock Options shall be the Market Price of the Common Stock on the date of grant.



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      (c) Stock Options shall fully vest and become exercisable six months from the date of grant. Vested Stock Options shall be exercisable at any time prior to the expiration of 10 years from the date of grant, subject to Section 6(d) of the Plan.

      (d) In the event service on the Board by a Participant terminates for any reason, all of the Participant's Stock Options shall fully vest and become immediately exercisable and will expire three years after the date of termination regardless of their stated expiration dates. The rights of a Participant in a Stock Option may be exercised by the Participant's guardian or legal representative in the case of disability and by the Participant's estate or a beneficiary designated by the Participant in the case of death.

      (e) The purchase price for the Common Stock subject to a Stock Option may be paid (i) in cash or by check, (ii) in shares of Common Stock of the Corporation including shares issued upon exercise of the Stock Option, (iii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Committee, or (iv) by any combination of the foregoing methods. The value of shares of Common Stock delivered in payment of the purchase price shall be their Market Price as of the date of exercise.

      (f) Each Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee for the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of shares of Common Stock pursuant to the exercise of a Stock Option. Such tax obligations may be paid in whole or in part, but in no event in excess of the amount necessary to satisfy the statutory minimum withholding amount due, in shares of Common Stock, including shares issued upon exercise of the Stock Option, valued at Market Price on the date of delivery.

      Section 7.  STOCKHOLDER RIGHTS

      Non-Employee Directors shall not be deemed for any purpose to be or have rights as stockholders of the Corporation with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date precedes the date of such stock certificate.

      Section 8.  CONTINUATION OF DIRECTOR OR OTHER STATUS

      Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Corporation will retain a Non-Employee Director as a Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a Director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the Corporation's charter, bylaws or the Maryland General Corporation Law relating to the removal of Directors.



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      Section 9.  COMPLIANCE WITH GOVERNMENT REGULATIONS

      Neither the Plan nor the Corporation shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies, or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Committee, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Corporation shall in no event be obligated to register the shares of Common Stock issued or issuable under the Plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933 (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

      Section 10.  TRANSFERABILITY OF RIGHTS

      Except as otherwise determined by the Committee, no Participant shall have the right to assign any Stock Option or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Option or any such right or interest, other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, Stock Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

      Section 11.  EFFECTIVE DATE OF PLAN

      The Plan is effective as of the date on which the Plan is approved by the stockholders of the Corporation. Prior to such approval, Awards may be made under the Plan expressly subject to such approval but any such Awards shall be void and ineffective if the Plan is not approved by the stockholders.

      Section 12.  APPLICABILITY TO OTHER PLANS

      After and subject to stockholder approval of this Plan, no further awards shall be granted under the Corporation's 1992 Non-Employee Director Equity Plan. Outstanding awards under



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the 1992 Non-Employee Director Equity Plan shall remain in effect pursuant to the terms of the agreements governing such awards and shall continue to be governed by the 1992 Non-Employee Director Equity Plan to the extent applicable.

      Section 13.  AMENDMENT AND TERMINATION OF THE PLAN

      The Committee may amend, suspend or terminate the Plan or any portion thereof at any time as it determines appropriate, without further action by the Corporation's stockholders except to the extent required by applicable law or by any stock exchanges upon which the Common Stock may be listed. If not sooner terminated by the Committee, the Plan shall terminate on January 1, 2010. Termination of the Plan will not affect the rights and obligations arising under Stock Options theretofore granted and then in effect.

      Section 14.  GOVERNING LAW

      The validity, construction and effect of the Plan, of written instruments entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such written instruments, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.



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